Exhibit 99.1
Mohegan Sun at Pocono Downs Slot Machine Statistical Report
	Slot Handle (2)	Gross Slot Win (3)	Gross Slot Hold Percentage (4)	Pennsylvania Gaming Taxes (5)	Weighted Average Number of Slot Machines (6)
October-07	$168,244,090	$15,329,487	9.11%	$8,429,645	1203
November-07	143,319,682	12,579,264	8.78%	6,929,521	1203
December-07	148,227,257	11,991,606	8.09%	6,598,426	1203
January-08	149,630,729	12,971,765	8.67%	7,131,465	1203
February-08	142,822,995	12,436,172	8.71%	6,854,456	1203
March-08	160,678,160	13,885,074	8.64%	7,640,911	1203
April-08	156,664,161	13,274,351	8.47%	7,307,509	1203
May-08	170,582,992	14,771,399	8.66%	8,127,026	1203
June-08	149,300,356	13,219,173	8.85%	7,275,885	1201

Fiscal Year 2008	$1,389,470,422	$120,458,291	8.67%	$66,294,844

November-06(1)	$86,730,882	$8,711,060	10.04%	$4,879,243	1099
December-06	131,176,627	13,105,033	9.99%	7,099,277	1099
January-07	137,266,226	13,672,450	9.96%	7,527,485	1101
February-07	126,613,690	11,917,315	9.41%	6,600,452	1109
March-07	154,322,623	14,903,453	9.66%	8,152,454	1112
April-07	156,624,126	14,844,240	9.48%	8,225,265	1118
May-07	157,232,347	14,931,445	9.50%	8,215,257	1121
June-07	172,610,279	15,060,493	8.73%	8,272,822	1189
July-07	196,538,911	17,257,131	8.78%	9,503,555	1203
August-07	189,275,670	16,758,047	8.85%	9,209,180	1203
September-07	182,025,784	16,024,540	8.80%	8,818,033	1203

Fiscal Year 2007	$1,690,417,165	$157,185,207	9.30%	$86,503,023

(1)	Period from inception of slot operations (November 10, 2006) to November 30, 2006.

(2)	“Slot Handle” is defined as the total amount of credits placed into slot machines by patrons to play slot machines, which approximates amounts reported on the Pennsylvania Gaming Control Board website as "Wagers."

(3)	“Gross Slot Win,” sometimes referred to as gross slot revenues, is defined as all amounts played in slot machines reduced by the winnings paid out, which approximates amounts reported on the Pennsylvania Gaming Control Board website as "Gross Terminal Revenue," or "Wagers" less "Payouts" and miscellaneous revenue adjustments.

(4)	“Gross Slot Hold Percentage” is defined as the percentage of Slot Handle that is held by the slot machines played by patrons. Gross Slot Hold Percentage is derived by dividing Gross Slot Win by Slot Handle.

(5)	“Pennsylvania Gaming Taxes” is defined as the portion of gross slot revenues that must be paid to the Commonwealth of Pennsylvania on a daily basis. This portion approximates 55% of Gross Slot Win.

(6)	“Weighted Average Number of Slot Machines” is defined as the weighted average number of slot machines on the casino gaming floor during the monthly period.